                                                                EXHIBIT NO. 10.1

                              CITRIX SYSTEMS, INC.

                           SECOND AMENDED AND RESTATED
            2000 DIRECTOR AND OFFICER STOCK OPTION AND INCENTIVE PLAN

1.       PURPOSE AND ELIGIBILITY

         The purpose of this Second Amended and Restated 2000 Director and Officer Stock Option and Incentive Plan (the "PLAN") of Citrix Systems, Inc. (the "COMPANY") is to provide stock options and other equity interests in the Company (each an "AWARD") to officers and directors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a "PARTICIPANT". Additional definitions are contained in Section 8.

2.       ADMINISTRATION

         a. ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "BOARD"). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

         b. APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "COMMITTEE"). All references in the Plan to the "BOARD" shall mean such Committee or the Board.

         c. DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, PROVIDED THAT the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.       STOCK AVAILABLE FOR AWARDS

         a. NUMBER OF SHARES. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the "COMMON STOCK") that may be issued pursuant to the Plan is equal to (i) 4,000,000 shares plus, effective as of January 1, 2001 and each year thereafter, a number of shares of Common Stock equal to one-half of one percent (.5%) of the total number of shares of Common Stock issued and outstanding as of the close of business on December 31 of the preceding year, less (ii) effective as of August 11, 2003, 500,000 shares. Notwithstanding anything to the contrary in this paragraph 3(a), no more than an aggregate of 3,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options (as hereinafter defined) granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options granted under the Plan that are the subject of disqualifying dispositions within the meaning of Sections 421, 422 and 424 of the Code and the regulations thereunder). If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards (other than ISOs) under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         b. PER-PARTICIPANT LIMIT. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 1,000,000 shares of Common Stock.

         c. ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

4.       STOCK OPTIONS

         a. GENERAL. The Board may grant options to purchase Common Stock (each, an "OPTION") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

         b. INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "INCENTIVE STOCK OPTION") shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "NONSTATUTORY STOCK OPTION.

         c. EXERCISE PRICE. The exercise price per share specified in the applicable option agreement relating to each Option granted shall not be less than the fair market value per share of Common Stock on the date of such grant, PROVIDED HOWEVER, that if a Non-Qualified Option is expressly granted in lieu of a reasonable amount of salary or cash bonus, the exercise price per share specified in the applicable option agreement may be equal to or greater than 85% of the fair market value per share of Common Stock on the date of such grant.

         d. DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

         e. EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

         f. PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

                  (i) by check payable to the order of the Company;

                  (ii) except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

                  (iii) to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

         g. PROHIBITION ON REPRICING AND REGRANTS. No Option shall be repriced, or terminated and subsequently regranted, at a lower purchase price per share than the original grant, without the prior affirmative vote of a majority of the shares of stock of the Company present at a stockholders' meeting in person or by proxy and entitled to vote thereon.

5.       RESTRICTED STOCK

         a. GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "RESTRICTED STOCK AWARD").

         b. TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, except that all Restricted Stock Awards shall be subject to a vesting schedule of a minimum of three years, PROVIDED HOWEVER, that a Restricted Stock Award subject to a performance based vesting schedule may be subject to a vesting schedule of a minimum of one year. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "DESIGNATED BENEFICIARY"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6.       OTHER STOCK-BASED AWARDS

         The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units, except that all other Awards shall be subject to a vesting schedule of a minimum of three years, PROVIDED HOWEVER, that other Awards subject to a performance based vesting schedule may be subject to a vesting schedule of a minimum of one year.

7.       GENERAL PROVISIONS APPLICABLE TO AWARDS

         a. TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         b. DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan PROVIDED THAT such terms and conditions do not contravene the provisions of the Plan.

         c. BOARD DISCRETION. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

         d. TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

         e. WITHHOLDING. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         f. AMENDMENT OF AWARDS. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, PROVIDED THAT the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         g. CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         h. ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.       MISCELLANEOUS

         a. DEFINITIONS.

                  (i) "COMPANY," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Citrix Systems, Inc., as defined in Section 424(f) of the Code (a "Subsidiary"), and any present or future parent corporation of Citrix Systems, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "COMPANY" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

                  (ii) "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  (iii) "EMPLOYEE" for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

         b. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

         c. NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

         d. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

         e. AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 3(c)); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of Section 4(b) regarding eligibility for grants of ISOs may not be modified; (e) the provisions of section 4(c) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Section 3(c)); (f) the expiration date of the Plan may not be extended; (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3 and (h) the provisions of Section 4(g) regarding the prohibition on repricing and regrant of Options may not be modified. Except as otherwise provided in this Section 8(e), in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.

         f. GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                            Adopted by the Board of Directors on March 10, 2000 Approved by the stockholders on May 18, 2000

                            Amendment and Restatement Adopted by the Board of Directors on July 27, 2000 No stockholder approval required

                            Second Amendment and Restatement adopted by
                                the Board of Directors May 15, 2003,
                                effective August 11, 2003
                            No stockholder approval required